As filed with the Securities and Exchange Commission on February 25, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

PROOFPOINT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	51-0414846
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

892 Ross Drive

Sunnyvale, CA 94089

(408) 517-4710

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2012 Equity Incentive Plan

2012 Employee Stock Purchase Plan

(Full title of the plans)

Gary Steele

Chief Executive Officer

Proofpoint, Inc.

892 Ross Drive

Sunnyvale, CA 94089

(408) 517-4710

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Jeffrey R. Vetter, Esq.

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large Accelerated Filer ☒	Accelerated Filer	☐

Non-accelerated Filer ☐	Smaller Reporting Company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value
— To be issued under the 2012 Equity Incentive Plan	2,042,001	$42.65	(2)	$87,091,342.65	$8,770.10
— To be issued under the 2012 Employee Stock Purchase Plan	408,400	$36.25	(3)	$14,804,500.00	$1,490.81
Total	2,450,401			$101,895,842.65	$10,260.91

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2012 Equity Incentive Plan or 2012 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)         Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) using the average of the high and low prices for the Registrant’s common stock as reported on The NASDAQ Global Market on February 19, 2016.

(3)         Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) using the average of the high and low prices for the Registrant’s common stock as reported on The NASDAQ Global Market on February 19, 2016, multiplied by 85%, which is the percentage of the price per share applicable to purchasers under the Registrant’s 2012 Employee Stock Purchase Plan.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Proofpoint, Inc. (the “Registrant”) is filing this Registration Statement with the SEC to register 2,042,001 additional shares of Common Stock under the Registrant’s 2012 Equity Incentive Plan and 408,400 additional shares of Common Stock under the Registrant’s 2012 Employee Stock Purchase Plan, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on April 20, 2012 (Registration No. 333-180839), the Form S-8 filed with the Commission on March 15, 2013 (Registration No. 333-187321), the Form S-8 filed with the Commission on March 14, 2014 (Registration No. 333-194599) and the Form S-8 filed with the Commission on February 26, 2015 (Registration No. 333-202312). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on February 25, 2016; and

(b) The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (Registration No. 001-35506) filed on April 13, 2012 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such reports that are filed or deemed filed as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.01	Amended and Restated Certificate of Incorporation of the Registrant	S-1	333-178479	3.02	4/9/12

4.02	Amended and Restated Bylaws of the Registrant	S-1	333-178479	3.04	4/9/12

4.03	Form of Registrant’s common stock certificate	S-1	333-178479	4.01	4/9/12

5.01	Opinion of Fenwick & West LLP					X

23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

23.02	Consent of Fenwick & West LLP (contained in Exhibit 5.01)					X

24.01	Power of Attorney (included on the signature page to this Registration Statement)					X

99.1	2012 Equity Incentive Plan and form of grant agreements.	S-1	333-178479	10.03	4/9/12

99.2	2012 Employee Stock Purchase Plan.	S-1	333-178479	10.04	4/9/12

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 25th day of February, 2016.

PROOFPOINT, INC.

By:	/s/ Gary Steele
Gary Steele
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary Steele and Paul Auvil, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Gary Steele	Chief Executive Officer and Director	February 25, 2016
Gary Steele	(Principal Executive Officer)

/s/ Paul Auvil	Chief Financial Officer	February 25, 2016
Paul Auvil	(Principal Financial Officer and Principal Accounting Officer)

/s/ Anthony Bettencourt	Director	February 25, 2016
Anthony Bettencourt

/s/ Dana Evan	Director	February 25, 2016
Dana Evan

/s/ Jon Feiber	Director	February 25, 2016
Jon Feiber

/s/ Doug Garn	Director	February 25, 2016
Doug Garn

/s/ Eric Hahn	Director	February 25, 2016
Eric Hahn

/s/ Kevin Harvey	Director	February 25, 2016
Kevin Harvey

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.01	Amended and Restated Certificate of Incorporation of the Registrant	S-1	333-178479	3.02	4/9/12

4.02	Amended and Restated Bylaws of the Registrant	S-1	333-178479	3.04	4/9/12

4.03	Form of Registrant’s common stock certificate	S-1	333-178479	4.01	4/9/12

5.01	Opinion of Fenwick & West LLP					X

23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

23.02	Consent of Fenwick & West LLP (contained in Exhibit 5.01)					X

24.01	Power of Attorney (included on the signature page to this Registration Statement)					X

99.1	2012 Equity Incentive Plan and form of grant agreements.	S-1	333-178479	10.03	4/9/12

99.2	2012 Employee Stock Purchase Plan.	S-1	333-178479	10.04	4/9/12